UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022 (February 9, 2022)

BRC Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101

(Address of principal executive offices, including Zip Code)

(801) 874-1189

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BRCC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The Business Combination

As previously announced, BRC Inc., a Delaware public benefit corporation (the “Company” or “PubCo”), previously entered into a Business Combination Agreement, dated as of November 2, 2021, as amended by the First Amendment to Business Combination Agreement, dated as of January 4, 2022 (as so amended, the “Business Combination Agreement”), each by and among the Company, SilverBox Engaged Merger Corp I, a Delaware corporation (“SilverBox”), SBEA Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of PubCo (“Merger Sub 1”), BRCC Blocker Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of SilverBox (“Merger Sub 2”), Authentic Brands LLC, a Delaware limited liability company (“Authentic Brands”) and the parent company of Black Rifle Coffee Company LLC, a Delaware limited liability company (“BRCC”), and Grand Opal Investment Holdings, Inc., a Delaware corporation and holder of equity interests in Authentic Brands (“Blocker”).

As previously reported on the Current Report on Form 8-K filed by SilverBox with the Securities and Exchange Commission (“SEC”) on February 3, 2022, SilverBox held a special meeting (the “Special Meeting”), at which SilverBox’s stockholders voted to approve the proposals outlined in the proxy statement filed by SilverBox with the SEC on January 13, 2022 (the “Proxy Statement/Prospectus”), including, among other things, the adoption of the Business Combination Agreement and approval of the other transactions contemplated by the Business Combination Agreement.

On February 9, 2022 (the “Closing Date”), as contemplated by the Business Combination Agreement and as described in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 128 of the Proxy Statement/Prospectus, (i) SilverBox merged with and into Merger Sub 1 (the “SilverBox Merger”), with Merger Sub 1 surviving the SilverBox Merger as a direct wholly-owned subsidiary of PubCo, and (ii) immediately following the SilverBox Merger, Merger Sub 2 merged with and into Blocker (the “Blocker Merger” and, together with the SilverBox Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Blocker surviving as a wholly-owned subsidiary of Merger Sub 1. On February 10, 2022, Blocker was merged with and into Merger Sub 1, with Merger Sub 1 surviving the merger, as contemplated by the Business Combination Agreement.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached hereto as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The Consideration

At closing of the Business Combination (the “Closing”), pursuant to the terms of the Business Combination Agreement and after giving effect to the redemptions of PubCo Class A Common Stock (as defined below) by public shareholders of SilverBox, the following occurred:

•	(w) Each share of SilverBox’s Class A common stock, par value $0.0001 per share (the “SilverBox Class A Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into one share of PubCo’s Class A common stock, par value $0.0001 per share (the “PubCo Class A Common Stock”), or an aggregate of 7,629,317 shares of PubCo Class A Common Stock with an aggregate value of $76,293,170 (at a deemed value of $10.00 per share), (x) each share of SilverBox’s Class C common stock, par value $0.0001 per share (the “SilverBox Class C Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into one share of PubCo Class A Common Stock, or an aggregate of 30,000,000 shares of PubCo Class A Common Stock with an aggregate value of $300,000,000 (at a deemed value of $10.00 per share), (y) each share of SilverBox’s Class B common stock, par value $0.0001 per share (the “SilverBox Class B Common Stock”), outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into the right to receive a combination of shares of PubCo Class A Common Stock, or an aggregate of 5,244,993 shares of PubCo Class A Common Stock with an aggregate value of $52,449,930 (at a deemed value of $10.00 per share), and PubCo’s Class C common stock, par value $0.0001 per share (the “PubCo Class C Common Stock”), or an aggregate of 1,241,250 shares of PubCo Class C Common Stock with an aggregate value of $12,412,500 (at a deemed value of $10.00 per share), which shares of PubCo Class C Common Stock are subject to performance-based vesting conditions equivalent to the Restricted Common Units (as defined below) and restricted from transfer (subject to limited customary exceptions), and (z) each warrant of SilverBox outstanding immediately prior to the effectiveness of the SilverBox Merger has been converted into the right to receive one warrant of PubCo, with PubCo assuming SilverBox’s obligations under the existing warrant agreement;

•	the aggregate shares of common stock of Blocker outstanding immediately prior to the effectiveness of the Blocker Merger have been converted into a combination of (x) shares of PubCo Class A Common Stock, or an aggregate of 1,035,564 shares of PubCo Class A Common stock with an aggregate value of $10,355,640 (at a deemed value of $10.00 per share), (y) shares of PubCo Class C Common Stock, or an aggregate of 146,875 shares of PubCo Class C Common Stock with an aggregate value of $1,468,750 (at a deemed value of $10.00 per share) and (z) cash; and

•	certain existing members of Authentic Brands (collectively, the “Continuing Unitholders”) received a combination of cash consideration and an aggregate of 139,106,323 common units in Authentic Brands (the “Common Units”) and a corresponding number of shares of PubCo’s Class B common stock, par value $0.0001 per share (the “PubCo Class B Common Stock”), representing an aggregate value of $1,391,063,230 (at a deemed value of $10.00 per share), which shares of PubCo Class B Common Stock have no economic rights but entitle the holders thereof to vote on all matters on which stockholders of PubCo are entitled to vote generally, and 21,241,250 restricted common units in Authentic Brands (the “Restricted Common Units”), which are subject to performance-based vesting conditions as described herein and as set forth in the Third Amended and Restated Limited Liability Company Agreement of Authentic Brands (the “A&R LLCA”) entered into upon Closing, and restricted from transfer (subject to limited customary exceptions).

Item 1.01.	Entry into a Material Definitive Agreement.

A&R LLCA

On February 9, 2022, in connection with the Closing, the existing Second Amended and Restated Limited Liability Company Agreement of Authentic Brands was further amended and restated in its entirety to become the A&R LLCA.

Rights of the Units

Following the Closing, the Common Units are entitled to share in the profits and losses of Authentic Brands and to receive distributions as and if declared by the Company, as the managing member of Authentic Brands, and have no voting rights.

The Restricted Common Units will vest and become Common Units, and holders of such Restricted Common Units will receive one share of PubCo Class B Common Stock for each Common Unit received as a result of such vesting and conversion, as follows: (i) 50% of the Restricted Common Units shall vest on the first day on which the VWAP (as defined in the A&R LLCA) of the PubCo Class A Common Stock is greater than or equal to $15 over any 20 trading days within any 30 trading day period commencing at any time on or after the Closing Date; provided, that, if such vesting event has not occurred by the fifth anniversary of the Closing Date, such number of Restricted Common Units shall be cancelled and extinguished for no consideration; (ii) the remaining 50% of the Restricted Common Units shall vest on the first day on which the VWAP of the PubCo Class A Common Stock is greater than or equal to $20 over any 20 trading days within any 30 trading day period commencing at any time on or after the Closing Date; provided, that, if such vesting event has not occurred by the seventh anniversary of the Closing Date, all of the remaining Restricted Common Units shall be cancelled and extinguished for no consideration; provided, further, that each dollar threshold included in clauses (i) and (ii) shall be decreased by the aggregate amount of dividends per share paid by the Company; and (iii) all Restricted Common Units shall vest upon the consummation of a qualifying change of control or liquidation of Authentic Brands.

The incentive units of Authentic Brands (“Incentive Units”) represent interests in the profits and losses, but not the capital, of Authentic Brands. The participation threshold for the Incentive Units (“Participation Threshold”) is subject to adjustment from time to time, as reasonably determined by the managing member of Authentic Brands, including in respect of any changes to the capital structure, to the extent necessary so that the Incentive Units may be treated as “profits interests” under applicable tax law. For any Incentive Units subject to the Participation Threshold, if such Participation Threshold is not fully met, no distribution will be made to such Incentive Units and any amounts otherwise distributable to such Incentive Units will be made to the Common Units or other Incentive Units with a Participation Threshold that has been fully met. Each holder of Incentive Units will be entitled during the five-day period immediately following the end of any fiscal quarter from and after the Closing to surrender vested Incentive Units to Authentic Brands in exchange for the delivery to such holder a number of Common Units determined by an exchange ratio that is based on the per Common Unit equity value of Authentic Brands at the time of such exchange.

The A&R LLCA contains provisions which require that a one-to-one ratio is maintained between interests held by the Company in Authentic Brands and the common stock outstanding in the Company, subject to certain exceptions (including in respect of management equity which has not been settled in Company common stock). In addition, the A&R LLCA permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the exchange rights of the parties to the A&R LLCA (described below).

The Company, as the managing member of Authentic Brands, has the authority to create new equity interests in Authentic Brands, and establish the rights and privileges of such interests.

Management

The Company, as the managing member of Authentic Brands following the Closing, has the sole authority to manage the business and affairs of Authentic Brands in accordance with the A&R LLCA and applicable law. The business, property and affairs of Authentic Brands will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Tax Distributions

The A&R LLCA provides for quarterly tax distributions to each of its members based on each member’s allocable share of net taxable income of Authentic Brands (calculated under certain assumptions) multiplied by an assumed tax rate. The assumed tax rate for this purpose is generally the higher of the then applicable (a) highest effective marginal combined U.S. federal, state, and local income tax rate applicable to an individual residing in Salt Lake City, Utah or (b) highest effective marginal combined U.S. federal corporate income tax rate and the highest combined marginal effective U.S. state and local corporate income tax of any state in which Authentic Brands does business.

Transfer Restrictions

The A&R LLCA contains restrictions on transfers of units. No member may transfer all or a portion of its units, except for (i) certain transfers to permitted transferees under certain conditions, (ii) exchanges of Common Units for PubCo Class A Common Stock after the Lock-up Period (as defined below) pursuant to the Investor Rights Agreement (as defined below) has expired and (iii) by a member to the Company or any of its wholly-owned subsidiaries. The “Lock-up Period” is the period commencing on the date of Closing and ending on the date that is six months following the date of Closing, or August 9, 2022.

Exchange of Common Units for PubCo Class A Common Stock

From and after the Lock-Up Period and subject to the terms of the A&R LLCA, the Continuing Unitholders will be able to exchange all or any portion of their Common Units, together with the cancellation of an equal number of shares of PubCo Class B Common Stock, for a number of shares of PubCo Class A Common Stock equal to the number of exchanged Common Units by delivering a written notice to Authentic Brands, with a copy to the Company. Notwithstanding the foregoing, the Company may, as determined solely by the Company’s board of directors and subject to the terms of the A&R LLCA, in lieu of delivering shares of PubCo Class A Common Stock for any Common Units surrendered for exchange, pay an amount in cash per Common Unit equal to the 20-day VWAP of the PubCo Class A Common Stock ending on the last full trading day immediately prior to the applicable exchange date.

Restrictions on Exchange

The Company may limit the rights of Continuing Unitholders to exchange their Common Units under the A&R LLCA if such exchange could (as determined in the sole discretion of the Company) cause Authentic Brands to be treated as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

Authentic Brands will reimburse all of the Company’s expenses in connection with its ownership and management of Authentic Brands and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement (as defined below)).

This summary is qualified in its entirety by reference to the text of the A&R LLCA, which is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Tax Receivable Agreement

On February 9, 2022, in connection with the Closing, the Company entered into a Tax Receivable Agreement with Authentic Brands and Sterling New Investment Holdings LLC, as agent (the “Tax Receivable Agreement”).

Pursuant to the Tax Receivable Agreement, the Company will be required to pay to the Continuing Unitholders 85% of the tax savings that the Company realizes as a result of increases in tax basis in Authentic Brands’ assets resulting from the redemption of existing preferred units of Authentic Brands (other than those held by Blocker) and a portion of the Common Units for the consideration paid pursuant to the Business Combination Agreement, the future exchange of Common Units for shares of PubCo Class A Common Stock (or cash) pursuant to the A&R LLCA and certain pre-existing tax attributes of the Blocker, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right (with the consent of a majority of its disinterested directors and of the Agent under the Tax Receivable Agreement) to terminate the Tax Receivable Agreement for an amount representing the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement or certain other acceleration events occur.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Investor Rights Agreement

On February 9, 2022, in connection with the Closing, the Company entered into the Investor Rights Agreement with certain stockholders (the “Investor Rights Agreement” and such parties, the “IRA Parties”).

Director Appointment

Under the Investor Rights Agreement, subject to certain step-down provisions, Engaged Capital, LLC (“Engaged Capital”), on behalf of investment funds and accounts managed by Engaged Capital (such investors, the “Engaged Capital Investors”), has the right to nominate up to two board members (each, an “Engaged Director”) and Evan Hafer (the “Founder”) has the right to nominate up to three board members (including himself) (each, a “Founder Director”).

Voting

From the Closing Date until the fifth anniversary of the Closing Date, or February 9, 2027 (the “Voting Period”), certain stockholders party to the Investor Rights Agreement have agreed to vote all of their respective shares of PubCo Class A Common Stock and PubCo Class B Common Stock, as applicable, as directed by the Founder or, solely in the event that no such direction is provided by the Founder after inquiry, as recommended by the board of directors of the Company, in each case with respect to the election and removal of directors to the board of directors of the Company.

In addition, for the duration of the Voting Period, the IRA Parties are required to vote all of their respective shares of PubCo Class A Common Stock and PubCo Class B Common Stock, as applicable, in favor of the Engaged Directors and Founders Directors recommended by the board of directors of the Company.

Registration Rights

Under the Investor Rights Agreement, within 30 business days of the Closing Date, the Company is required to file a registration statement on Form S-1 registering the resale of securities held by the parties to the Investor Rights Agreement under the Securities Act of 1933, as amended (the “Securities Act”). Certain of the IRA Parties (the “Special Holders”) are entitled to request to sell all or any portion of their registrable securities in a registered underwritten offering, so long as such demand is for at least $30,000,000 in shares of PubCo Class A Common Stock. Subject to certain customary exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company will give notice to the Special Holders as to the proposed filing and offer such security holders an opportunity to register the sale of such number of PubCo Class A Common Stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of the Company’s security holders will agree to lockup restrictions on the same basis as the Company’s directors and executive officers.

Under the Investor Rights Agreement, the Company will agree to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of PubCo Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders will agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

The Investor Rights Agreement terminated the original Registration Rights Agreement that was entered into by SilverBox, SilverBox Engaged Sponsor LLC (the “Sponsor”) and Engaged Capital on February 25, 2021 in connection with the initial public offering of SilverBox’s securities.

Lock-Up

Under the Investor Rights Agreement, the IRA Parties are not permitted to transfer shares of the Company beneficially owned or otherwise held by them prior to the termination of Lock-Up Period, subject to certain customary exceptions including (a) transfers to permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family and (b) to a charitable organization, by the by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

Transfers

The IRA Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including transfers to certain permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person.

Termination

The director appointment rights under the Investor Rights Agreement will terminate as to a party when such party, together with its permitted transferees, has less than certain ownership thresholds (with respect to Engaged Capital (on behalf of the Engaged Capital Investors), 33% of the economic interests in the Company that the Engaged Capital Investors beneficially owned immediately after the Closing, and with respect to the Founder, 15% of the economic interests in the Company that the Founder beneficially owned immediately after the Closing). The registration rights in the Investor Rights Agreement will terminate as to each holder of shares of the Company’s common stock when such holder ceases to hold any such shares of common stock of the Company or securities exercisable or exchangeable for such shares of common stock.

This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Indemnification Agreements

Concurrently with the Closing, the Company entered into indemnification agreements with Evan Hafer, Mathew Best, Thomas E. Davin, Gregory J. Iverson, Toby Johnson, Andrew J. McCormick, Kathryn P. Dickson, George Muñoz, Roland C. Smith, Glenn Welling and Steven Taslitz, each of whom became or continued as an executive officer, Section 16 officer and/or director of the Company at Closing. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreement, a form of which is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Waiver under the Business Combination Agreement

On February 9, 2022, pursuant to a waiver under the Business Combination Agreement, (i) SilverBox and Authentic Brands agreed that Authentic Brands shall repay in full outstanding borrowings under its revolving promissory note on the Closing Date; provided, that, such revolving promissory note shall remain in place from and after the Closing Date and (ii) SilverBox waived certain indebtedness covenants of Authentic Brands and corresponding closing condition under the Business Combination Agreement which required Authentic Brands to terminate its revolving credit facility on the Closing Date after its repayment in full. The waiver also provided for SilverBox’s consent to the grant of transaction bonuses to certain stakeholders of Authentic Brands in an aggregate amount of up to $350,000.

The foregoing description of the waiver under the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the waiver, a form of which is filed as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On the trading day following the Closing, SilverBox Class A Common Stock ceased trading, and PubCo Class A Common Stock and warrants to purchase PubCo Class A Common Stock began trading on the New York Stock Exchange (“NYSE”) under the symbols “BRCC” and “BRCC WS,” respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as SilverBox was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company’s disclosure concerning the Company’s operations, cash flows, financial position and dividend policy. The risks and uncertainties include, but are not limited to:

•	Negative publicity impacting the Company’s brand and reputation, which may adversely impact the Company’s operating results;

•	Failure by the Company to maintain its message as a supportive member of the veteran and military communities and any other factors which may negatively impact the perception of the Company’s brand;

•	the Company’s limited operating history, which may make it difficult to successfully execute its strategic initiatives and accurately evaluate future risks and challenges;

•	Failed marketing campaigns, which may cause the Company to incur costs without attracting new customers or realizing higher revenue;

•	Failure to attract new customers or retain existing customers;

•	Risks related to the use of social media platforms, including dependence on third-party platforms;

•	Failure to provide high-quality customer experience, which may impact the Company’s brand;

•	Decrease in success of the direct to consumer revenue channel;

•	Loss of one or more of co-manufacturers;

•	Failure to effectively manage or distribute the Company’s products through the Company’s wholesale business partners;

•	Failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products;

•	Changes in the market for high-quality Arabica coffee beans and other commodities;

•	Fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping;

•	Loss of confidential data from customers and employees, which may subject the Company to litigation, liability or reputational damage;

•	Failure to successfully compete with other producers and retailers of coffee;

•	Failure to successfully open new retail coffee shops;

•	Failure to properly manage the Company’s rapid growth and relationships with various business partners;

•	Failure to protect against software or hardware vulnerabilities;

•	Failure to build brand recognition using the Company’s intellectual properties;

•	Shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes;

•	Failure to adequately maintain food safety or quality and comply with food safety regulations;

•	Failure to successfully integrate into new domestic and international markets;

•	Risks related to leasing space subject to long-term non-cancelable leases and with respect to real property;

•	Failure of the Company’s franchise partners to successfully manage their franchise;

•	Failure to raise additional capital to develop the business;

•	Risks related to the COVID-19 pandemic, including supply chain disruptions;

•	The loss of one or more of the Company’s executive officers and other key employees;

•	Failure to hire and retain qualified employees;

•	Failure to meet the Company’s goal of hiring 10,000 veterans;

•	Risks related to unionization of employees;

•	Failure to comply with federal state and local laws and regulations;

•	The expected benefits of the Business Combination; and

•	Other risks and uncertainties indicated in the Proxy Statement/Prospectus, including those set forth under the section titled “Risk Factors.”

The forward-looking statements contained in this Current Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The business and properties of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About BRCC” beginning on page 191 thereof, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 50 thereof, which is incorporated herein by reference.

Financial Information

Selected Historical Financial Information

The selected historical consolidated financial information and other data for the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020 and 2019 for Authentic Brands is included in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial Information of Authentic Brands” beginning on page 45 thereof, which is incorporated herein by reference.

Unaudited Interim Consolidated Financial Statements

The unaudited interim consolidated financial statements as of and for the nine months ended September 30, 2021 and 2020 of Authentic Brands have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement/Prospectus beginning on page F-68 thereof, which are incorporated herein by reference.

These unaudited condensed financial statements should be read in conjunction with the audited consolidated financial statements of Authentic Brands as of and for the years ended December 31, 2020 and 2019 and the related notes included in the Proxy Statement/Prospectus beginning on page F-38 thereof, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of Authentic Brands as of September 30, 2021 and for the year ended December 31, 2020 and the nine months ended September 30, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Authentic Brands is included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Authentic Brands” beginning on page 219 thereof and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of voting securities of the Company upon the Closing of the Business Combination by:

•	each person known by the Company to be the beneficial owner of more than 5% of any class of voting securities of the Company;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of the Company’s common stock immediately following completion of the Business Combination is based on the following: (i) an aggregate of 44,009,874 shares of PubCo Class A Common Stock issued and outstanding immediately following the completion of the Business Combination and (ii) an aggregate of 139,106,323 shares of PubCo Class B Common Stock issued and outstanding immediately following the completion of the Business Combination; provided, that, the information below excludes (a) the shares of PubCo Class A Common Stock reserved for future awards under the EIP and the ESPP (each, as defined below), (b) 17,766,667 shares of PubCo Class A Common Stock subject to outstanding warrants of the Company, (c) non-voting shares of PubCo Class C Common Stock issued upon completion of the Business Combination and (d) and unvested restricted units.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 1144 S 500 W, Salt Lake City, UT 84101.

	Beneficial Ownership Table
Name and Address of Beneficial Owners	PubCo Class A Common Stock	PubCo Class B Common Stock	% of Total Voting Power
Evan Hafer(1)	15,812,243	100,730,338	63.64%
Tom Davin(2)	—	7,551,946	4.12%
Toby Johnson(3)	—	92,616	0.05%
Andrew McCormick(4)	—	16,724	0.01%
Katy Dickson(5)	—	99,309	0.05%
George Munoz(6)	—	171,039	0.09%
Roland Smith	—	—	—
Steven Taslitz(7)	—	1,471,566	0.80%
Glenn Welling(8)	16,025,000	—	8.75%
EKNRH Holdings LLC(9)	—	30,025,040	16.40%
Mathew Best(10)	—	25,449,303	13.90%
John Miller(11)	—	12,409,327	6.78%
Marianne Hellauer(12)	—	23,217,052	12.68%
Funds and accounts managed by Engaged Capital(8)	16,025,000	—	8.75%
All directors and officers after the Business Combination as a group (11 persons)	20,837,243	108,781,585	70.79%

(1)            Reflects (i) 30,025,040 shares of PubCo Class B Common Stock held through EKNRH Holdings LLC, an entity managed by Mr. Hafer, and (ii)(a) 4,812,243 shares of PubCo Class A Common Stock held by the Sponsor, (b) 11,000,000 shares of PubCo Class A Common Stock held by the Engaged Capital Investors, (c) 25,449,303 shares of PubCo Class B Common Stock held by Mr. Best, (d) 12,409,327 shares of PubCo Class B Common Stock that may be deemed to be beneficially owned by Mr. Miller, (e) 23,217,052 shares of PubCo Class B Common Stock that may be deemed to be beneficially owned by Ms. Hellauer and (f) 9,629,616 shares of PubCo Class B Common Stock held in aggregate by certain other stockholders party to the Investor Rights Agreement, which shares listed under (ii) may be deemed to be beneficially owned by Mr. Hafer, given that, pursuant to the Investor Rights Agreement, Mr. Hafer has a proxy to vote such shares with respect to director elections. Mr. Hafer disclaims any beneficial ownership of the reported shares other than with respect to shares held by EKNRH Holdings LLC and other than to the extent of any pecuniary interest Mr. Hafer may have therein, directly or indirectly.

(2)            Reflects (i) 6,408,947 shares of PubCo Class B Common Stock directly held by Mr. Davin and (ii) 1,142,999 shares of PubCo Class B Common Stock that Mr. Davin may be deemed to beneficially own through his control, together with a partner, of the entity owning such shares. Mr. Davin disclaims any beneficial ownership of the reported shares held by such entity other than to the extent of any pecuniary interest Mr. Davin may have therein, directly or indirectly. Does not reflect up to 1,110,126 shares of PubCo Class B Common Stock that Mr. Davin may be deemed to beneficially own in the event of the occurrence of a Vesting Event (as defined in the A&R LLCA) with respect to the 1,110,126 Restricted Common Units that may be deemed to be beneficially owned by Mr. Davin at Closing.

(3)            Does not reflect (i) up to 41,500 shares of PubCo Class B Common Stock issuable to Ms. Johnson in the event of the occurrence of a Vesting Event with respect to the 41,500 Restricted Common Units held by Ms. Johnson at Closing and (ii) unvested restricted units.

(4)            Does not reflect (i) up to 8,000 shares of PubCo Class B Common Stock issuable to Mr. McCormick in the event of the occurrence of a Vesting Event with respect to the 8,000 Restricted Common Units held by Mr. McCormick at Closing and (ii) unvested restricted units.

(5)            Does not reflect (i) up to 17,340 shares of PubCo Class B Common Stock issuable to Ms. Dickson in the event of the occurrence of a Vesting Event with respect to the 17,340 Restricted Common Units held by Ms. Dickson at Closing and (ii) unvested restricted units.

(6)            Does not reflect (i) up to 29,300 shares of PubCo Class B Common Stock issuable to Mr. Muñoz in the event of the occurrence of a Vesting Event with respect to the 29,300 Restricted Common Units held by Mr. Muñoz at Closing and (ii) unvested restricted units.

(7)            Reflects (i) 2,509 shares of PubCo Class B Common Stock directly held by Mr. Taslitz and (ii) 1,469,057 shares of PubCo Class B Common Stock held by a trust for which Mr. Taslitz is acting as a trustee and which shares may therefore be deemed to be beneficially owned by Mr. Taslitz. Mr. Taslitz disclaims any beneficial ownership of the reported shares held by such trust other than to the extent of any pecuniary interest Mr. Taslitz may have therein, directly or indirectly. Does not reflect (i) up to 209,560 shares of PubCo Class B Common Stock that Mr. Taslitz may be deemed to beneficially own in the event of the occurrence of a Vesting Event with respect to the 209,560 Restricted Common Units that may be deemed to be beneficially owned by Mr. Taslitz at Closing and (ii) unvested restricted units.

(8)            Engaged Capital, as the general partner and investment adviser of the investment funds and accounts purchasing the Forward Purchase Shares (as defined below) pursuant to the Forward Purchase Investment (as defined below) and the PIPE Shares (as defined below) pursuant to the PIPE Investment (as defined below), may be deemed to beneficially own the 16,025,000 shares owned in the aggregate by the Forward Purchase Investors (as defined below) and such PIPE Investors (as defined below) following the Business Combination. Engaged Capital Holdings, LLC, as the managing member of Engaged Capital, may be deemed to beneficially own the 16,025,000 shares owned in the aggregate by the Forward Purchase Investors and such PIPE Investors following the Business Combination. Glenn Welling, as the Founder and Chief Investment Officer of Engaged Capital and the sole member of Engaged Capital Holdings, LLC, may be deemed to beneficially own the 16,025,000 shares owned in the aggregate by the Forward Purchase Investors and such PIPE Investors following the Business Combination. Mr. Welling disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Welling may have therein, directly or indirectly. The principal business address of Glenn Welling is c/o Engaged Capital, LLC, 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(9)            Does not reflect up to 4,213,257 shares of PubCo Class B Common Stock issuable to EKNRH Holdings LLC in the event of the occurrence of a Vesting Event with respect to the 4,213,257 Restricted Common Units held by EKNRH Holdings LLC at Closing. EKNRH Holdings LLC is an entity managed by Evan Hafer and, as such, Evan Hafer is the beneficial owner of the shares held by EKNRH Holdings LLC.

(10)          Does not reflect up to 3,575,586 shares of PubCo Class B Common Stock issuable to Mr. Best in the event of the occurrence of a Vesting Event with respect to the 3,575,586 Restricted Common Units held by Mr. Best at Closing.

(11)          Represents shares of PubCo Class B Common Stock held by entities managed by Mr. Miller and by a trust for which Mr. Miller is serving as a trustee, which shares may in each case be deemed to be beneficially owned by Mr. Miller. Does not reflect up to 1,760,047 shares of PubCo Class B Common Stock that Mr. Miller may be deemed to beneficially own in the event of the occurrence of a Vesting Event with respect to the 1,760,047 Restricted Common Units that may be deemed to be beneficially owned by Mr. Miller at Closing. Mr. Miller disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Miller may have therein, directly or indirectly.

(12)          Represents 1,646,468 shares of PubCo Class B Common Stock held by trusts and 1,646,469 shares of PubCo Class B Common Stock held by GI Decaf Trust UAD 2/3/2016, in each case for which Ms. Hellauer is serving as a trustee, and which shares may be deemed to be beneficially owned by Ms. Hellauer. Does not reflect up to 3,292,937 shares of PubCo Class B Common Stock that Ms. Hellauer may be deemed to beneficially own in the event of the occurrence of a Vesting Event with respect to the 3,292,937 Restricted Common Units that may be deemed to be beneficially owned by Ms. Hellauer at Closing. Ms. Hellauer disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Ms. Hellauer may have therein, directly or indirectly.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 246 thereof, which is incorporated herein by reference.

Director and Executive Compensation

The compensation of the named executive officers of Authentic Brands before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “BRCC’s Executive Compensation” beginning on page 214 thereof, which is incorporated herein by reference. The compensation of the directors of Authentic Brands before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “BRCC’s Executive Compensation—Director Compensation” on page 218 thereof, which is incorporated herein by reference.

At the Special Meeting, the SilverBox’s stockholders approved the 2022 Omnibus Incentive Plan (the “EIP”) and the 2022 Employee Stock Purchase Plan (the “ESPP”), which were approved by the board of directors of the Company on February 9, 2022. A description of the material terms of the EIP and the ESPP is set forth in the sections of the Proxy Statement/Prospectus titled “Proposal No. 4—The Omnibus Incentive Plan Proposal” beginning on page 179 thereof and “Proposal No. 5—The Employee Stock Purchase Plan Proposal” beginning on page 185 thereof, respectively, which are incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the EIP and the ESPP, a copy of which is attached as Exhibit 10.8 and Exhibit 10.9, respectively, to this Current Report.

The information set forth in this Current Report under Item 5.02 is incorporated in this Item 2.01 by reference.

The Board of Directors will determine the annual compensation to be paid to the members of the board of directors of the Company.

Certain Relationships and Related Transactions and Director Independence

Certain relationships and related person transactions of Authentic Brands are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions—BRCC” beginning on page 244 thereof, which is incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management After the Business Combination—Director Independence” on page 250 thereof, which is incorporated herein by reference.

The information set forth under Item 1.01 of this Current Report under the sections titled “Third Amended and Restated Limited Liability Company Agreement,” “Tax Receivable Agreement,” “Investor Rights Agreement” and “Director and Executive Compensation” is incorporated into this Item 2.01 by reference.

The Company adopted a formal written policy effective upon the Business Combination providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to the exceptions described below.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions are not covered by this policy.

Under the policy, the audit committee will review information that it deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About BRCC—Legal Proceedings” on page 213 thereof, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing of the Business Combination, the PubCo Class A Common Stock began trading on the NYSE under the symbol “BRCC” and the Company’s warrants began trading on the NYSE under the symbol “BRCC WS” on February 10, 2022, in lieu of the shares, warrants and units of SilverBox. The Company has not paid any cash dividends on its shares of common stock to date.

It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Company’s board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Company’s board of directors. Further, the ability of PubCo to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Information regarding the SilverBox Class A Common Stock, the SilverBox Class B Common Stock, SilverBox’s warrants and SilverBox’s units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Market Price and Dividend Information” on page 120 thereof, which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of PubCo Securities” beginning on page 260 thereof, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions—Indemnification of Directors and Officers” beginning on page 244 thereof, which is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report under the section titled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report concerning the Company’s consolidated financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report relating to the changes in certifying accountant.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report concerning the financial information of the Company.

Item 3.02.	Unregistered Securities

Forward Purchases

In connection with the Closing of the Business Combination, on February 9, 2022, the Company issued 10,000,000 shares of PubCo Class A Common Stock (the “Forward Purchase Shares”) to funds and accounts managed by Engaged Capital (collectively, the “Forward Purchase Investors”), at $10.00 per Forward Purchase Share, in exchange for 10,000,000 shares of SilverBox Class C Common Stock issued to the Forward Purchase Investors pursuant to the amended and restated forward purchase agreement (the “Forward Purchase Agreement”) for aggregate proceeds of $100,000,000 (the “Forward Purchase Investment”).

The Forward Purchase Shares issued to the Forward Purchase Investors have not been registered under the Securities Act and have been issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Certain Agreements Related to the Business Combination—Amended and Restated Forward Purchase Agreement” on page 164 thereof, which is incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of the Amended and Restated Forward Purchase Agreement, which is included as Exhibit 10.6 to this Current Report and is incorporated herein by reference.

PIPE Investment and Backstop Investment

In connection with the Closing of the Business Combination, on February 9, 2022, the Company issued (i) 10,000,000 shares of PubCo Class A Common Stock (the “PIPE Shares”) to certain accredited investors (collectively, the “PIPE Investors”), at $10.00 per PIPE Share, in exchange for 10,000,000 shares of SilverBox Class C Common Stock issued to the PIPE Investors pursuant to the subscription and backstop agreements (collectively, the “Subscription Agreements”) for aggregate proceeds of $100,000,000 (the “PIPE Investment”) and (ii) 10,000,000 shares of PubCo Class A Common Stock (the “Backstop Shares”) to certain accredited investors (collectively, the “Backstop Investors”), at $10.00 per Backstop Share, in exchange for 10,000,000 shares of SilverBox Class C Common Stock issued to the Backstop Investors pursuant to the Subscription Agreements for aggregate proceeds of $100,000,000 (the “Backstop Investment”).

The PIPE Shares issued to the PIPE Investors and the Backstop Shares issued to the Backstop Investors have not been registered under the Securities Act and have been issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Certain Agreements Related to the Business Combination—PIPE Subscription Agreements” beginning on page 164 thereof, which is incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of the form of the Subscription Agreement, which is included as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

Business Combination Consideration

Reference is made to the disclosure set forth under Item 2.01 of this Current Report, which is incorporated herein by reference.

In connection with the Closing of the Business Combination, on February 9, 2022, the Company issued 139,106,323 shares of PubCo Class B Common Stock and 1,388,125 shares of PubCo Class C Common Stock, representing 694,066 shares of Series C-1 Common Stock and 694,059 shares of Series C-2 Common Stock. The issuances were made to the applicable holders, each of whom is an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders

The disclosure set forth under Item 5.03 of this Current Report is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On February 9, 2022, the audit committee of the board of directors of the Company approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. EY served as the independent registered public accounting firm of Authentic Brands prior to the Business Combination.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth under the Introductory Note and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The disclosure set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report is incorporated herein by reference.

2022 Omnibus Equity Incentive Plan and 2022 Employee Stock Purchase Plan

The disclosure set forth in the section titled “Directors and Executive Officers” in Item 2.01 of this Current Report is incorporated herein by reference.

The disclosure set forth in the section titled “Directors and Executive Officers” in Item 2.01 of this Current Report is incorporated herein by reference.

Stock Option Awards

On February 9, 2022, in connection with the Closing of the Business Combination, the Company made the following awards of stock options under the EIP (the “Option Awards”):

Name	Number of Options
Tom Davin	132,353
Greg Iverson	123,529

Each Option Award has an exercise price of $10.00 per Class A share and term of seven years. The Option Awards vest in equal annual installments over the first three anniversaries of grant.

In the event that the optionholder’s employment terminates due to death or “disability,” he or she will be entitled to receive additional vesting of the number of options that would vest on the next annual vesting date. In the event that the optionholder’s employment terminates without “cause” (as defined in the EIP) or the optionholder resigns for “good reason” (as defined in the award agreement) during the three months prior to, or twelve months following, a change in control, the Option Award will vest in full.

The description above regarding the Option Awards is qualified in its entirety by reference to the form of Option Award Agreement, which is included as Exhibit 10.10 and incorporated herein by reference

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 9, 2022, in connection with the Closing of the Business Combination, the Company amended and restated its certificate of incorporation (as amended and restated, the “A&R Charter”) and its bylaws (as amended, the “A&R Bylaws”), each effective as of the Closing. Upon the filing of the A&R Charter, the Company converted from a Delaware corporation into a Delaware public benefit corporation.

The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2—The Organizational Document Proposals” and “Description of PubCo Securities” beginning on pages 173 and 260 thereof, respectively, which are incorporated herein by reference.

Copies of the A&R Charter and the A&R Bylaws are included as Exhibit 3.1 and Exhibit 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing of the Business Combination, on February 9, 2022 and effective as of such date, the board of directors of the Company adopted a code of ethics and business conduct (the “Code”) applicable to the Company’s associates, officers and directors. The Code clarifies (i) the types of permitted conduct thereunder, including business activities and opportunities, and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code. The Company intends to post any amendments to or any waivers from a provision of the Code on our website.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 128 thereof, which is incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On February 9, 2022, the Company issued a press release announcing the completion of the Business Combination, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements of Authentic Brands as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 and as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 are set forth in the Proxy Statement/Prospectus beginning on page F-38 thereof and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d)	Exhibits

Exhibit	Description

2.1 †	Business Combination Agreement, dated as of November 2, 2021, by and among SilverBox, the Company, Merger Sub 1, Merger Sub 2, Authentic Brands and Blocker (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-260942) filed on November 10, 2021 with the SEC).

2.2	First Amendment to Business Combination Agreement, dated as of January 4, 2022, by and among SilverBox, the Company, Merger Sub 1, Merger Sub 2, Authentic Brands and Blocker (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4/A (File No. 333-260942) filed on January 4, 2022 with the SEC).

3.1*	Amended and Restated Certificate of Incorporation of the Company.

3.2*	Amended and Restated By-Laws of the Company.

4.1*	Specimen Common Stock Certificate.

4.2*	Specimen Warrant Certificate.

4.3	Warrant Agreement, dated as of February 25, 2021, between Continental Stock Transfer & Trust Company and SilverBox (incorporated by reference to Exhibit 4.1 to SilverBox’s Current Report on Form 8-K filed with the SEC on March 3, 2021).

4.4*	Warrant Assumption Agreement, dated as of February 9, 2022, by and among SilverBox, the Company and Continental Stock Transfer & Trust Company.

10.1*†	Third Amended and Restated Limited Liability Company Agreement of Authentic Brands, dated as of February 9, 2022, by and among Authentic Brands and each other person who is or at any time becomes a member of Authentic Brands.

10.2*	Tax Receivable Agreement, dated as of February 9, 2022, by and among the Company, Authentic Brands and Sterling New Investment Holdings LLC, as agent.

10.3*†	Investor Rights Agreement, dated as of February 9, 2022, by and among the Company and the stockholders party thereto.

10.4*	Form of Indemnification Agreement.

10.5*	Waiver under the Business Combination Agreement, dated as of February 9, 2022, by and among Authentic Brands and SilverBox.

10.6	Amended and Restated Forward Purchase Agreement, dated as of November 2, 2021, by and among SilverBox, Engaged Capital and Authentic Brands (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (File No. 333-260942) filed on November 10, 2021 with the SEC).

10.7	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (File No. 333-260942) filed on November 10, 2021 with the SEC).

10.8*#	The Company’s 2022 Omnibus Incentive Plan.

10.9*#	The Company’s 2022 Employee Stock Purchase Plan.

10.10*#	Form of Stock Option Award Agreement under the Company’s 2022 Omnibus Incentive Plan.

14.1*	The Company’s Code of Business Conduct and Ethics.

21.1*	List of Subsidiaries of the Company.

99.1*	Unaudited pro forma condensed combined financial information of the Company.

99.2*	Press Release, dated February 9, 2022.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

*	Filed herewith
#	Indicates a management contract or compensatory plan, contract or arrangement.
†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2022

BRC INC.

By:	/s/ Gregory Iverson
Name:	Gregory Iverson
Title:	Chief Financial Officer